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EXHIBIT 99.2


                            EXCEL REALTY TRUST, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  For the Year Ended December 31, 1995 and the
                      Nine Months Ended September 30, 1996

              (Dollars in thousands, except per share information)

     The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the Valley Fair Mall acquisition had occurred on January 1, 1995. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K, as amended and Form 10-Q for the year ended December 31, 1995 and the period ended September 30, 1996 respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for the Selected Property owned or to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1995 nor do they purport to represent the results of operations of the Company for future periods.

                                                   For the Year Ended                   For the Nine Months Ended
                                                    December 31, 1995                       September 30, 1996
                                         ---------------------------------------------------------------------------------
                                                       Pro Forma     Company                    Pro Forma      Company
                                         Historical   Adjustments   Pro Forma    Historical    Adjustments    Pro Forma
                                         ---------------------------------------------------------------------------------
Revenue:                                $     55,229     $ 6,037    $   61,266    $    39,566    $ 4,231     $    43,797

Direct Operating Expenses:                   (15,470)     (1,936)      (17,406)        (7,964)    (1,701)         (9,665)

Depreciation and amortization:                (6,933)       (602)       (7,535)        (5,552)      (452)         (6,004)

Interest Expense (A):                        (22,458)     (2,786)      (25,244)       (14,911)    (2,008)        (16,919)

Interest and other income                      4,141          --          4,141         6,537         --           6,537

Gain (Loss) on sale of Real Estate             3,683          --          3,683          (825)        --            (825)
                                         -------------------------------------------------------------------------------

Net Operating Income:                    $    18,192     $   713    $    18,905   $    16,851    $     70    $    16,921
                                         ===============================================================================

Net income per share                     $      1.51                $      1.56   $      1.21                $      1.22
                                         ===========                ===========   ===========                ===========

Weighted Average Shares Outstanding       12,084,305                 12,084,305    13,923,783                 13,923,783



(A)  Pro Forma reflects additional mortgage debt of $17,915 at 7.6% and borrowings of $19,109 from the Company's line of credit at an average interest rate of 7.5%. Pro Forma does not reflect a Common Stock offering that was consumated in December, 1996.
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                            EXCEL REALTY TRUST, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of September 30, 1996
                             (Dollars in Thousands)
                                  (Unaudited)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the Valley Fair Mall acquisition had occurred on September 30, 1996. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended
September 30, 1996. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed
Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to present the future financial position of the Company.

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

                                                 PRO FORMA      COMPANY
ASSETS                          HISTORICAL      ADJUSTMENTS     PROFORMA
------                          ----------      -----------     --------
Real estate, net..............   $409,362         $37,064       $446,426
Other Assets..................     64,269             240         64,509
                                  -------          ------        -------
     Total assets.............   $473,631         $37,304       $510,935
                                 ========         =======       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Liabilities:

Mortgages and notes payable...   $221,928         $37,024       $258,952
Other liabilities.............      8,857             280          9,137
                                 --------         -------       --------
        Total liabilities.....    230,785          37,304        268,089
                                 --------         -------       --------

Stockholders' equity..........    242,846            --          242,846
                                 --------         -------       --------
   Total liabilities and
     stockholders' equity.....   $473,631         $37,304       $510,935
                                 ========         =======       ========